Exhibit 10.21

MASTER LOAN AND SECURITY AGREEMENT

(Chassis/Limousine Inventory Financing)

Effective Date 8/20/04

THIS MASTER LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of the Effective Date set forth above, is by and between SPRINGFIELD COACH INDUSTRIES CORPORATION, INC., a MISSOURI CORP (“Borrower”), and FORD MOTOR CREDIT COMPANY, a Delaware corporation (“Lender”).

Borrower has requested Lender to provide a revocable revolving credit line in the aggregate principal amount of $2,000,000.00 (“Maximum Loan Amount”) pursuant to which Loans will be made to Borrower from time to time to finance the acquisition of motor vehicle chassis to be upfitted or modified by installing bodies and/or additional equipment thereto, including participation in the Lincoln/Mercury Limousine Program. Lender is willing to enter into this Agreement and make the Loans to Borrower provided that Borrower provides Lender with the security required by this Agreement and complies with the terms and conditions Of this Agreement and Loan Supplements.

In consideration of the promises, covenants and undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Lender and Borrower agree as follows:

1. Definitions. For purposes of this Agreement, all capitalized terms shall have the meanings set forth herein and in the Loan Supplements, including the following defined terms:

(a) Collateral: Collectively, all of the following, whether now owned or hereafter acquired: (1) all motor vehicle chassis, motor vehicles, limousines, truck or camper bodies and/or other goods which are inventory or equipment financed by Lender hereunder, as described in the Loan Supplements, and all replacements thereto, including, unless the applicable Loan Supplement indicates otherwise, all attachments and accessories thereto (the “Property”), (2) all accounts, chattel paper, general intangibles, contract rights and supporting obligations relating to the Property, (3) all proceeds of the foregoing, including without limitation, proceeds of sale, exchange or other disposition of the Property, and any insurance proceeds of Property, or any part thereof, by whomsoever obtained, and (4) all monies or credits relating to the Property due to Borrower from any manufacturer, dealer or distributor of the Property.

(b) Guarantor: Collectively, all present and future guarantors of the Indebtedness and Obligations.

(c) Indebtedness: The principal of and interest on and all other amounts, payments, and premiums due and/or to become due under the Loans, this Agreement and all other indebtedness of Borrower to Lender now or hereafter outstanding under any promissory note, loan agreement, lease agreement or other agreement, including any amendments, modifications, renewals, increases and extensions of any of the foregoing.

(d) Loan: A loan by Lender to Borrower pursuant to the terms and conditions of this Agreement and the applicable Loan Supplement, including any amendments, modifications, renewals, increases and extensions thereof. A Loan shall include any Prior Loan, and any amendments, modifications, renewals, increases and extensions thereof.

(e) Maturity Date: The earlier of (1) the date on which an item of Collateral is sold as provided in Paragraph 4(b) hereof, (2) the date the last installment of principal with respect to such item of Collateral is due, or (3) the date 180 days from the date of the applicable Loan Supplement.

(f) Loan Supplement: A supplement executed by Borrower and Lender and attached to this Agreement which describes the terms and conditions of a Loan.

(g) Obligations: Any and all of the covenants, promises and other obligations (other than the Indebtedness) made or owing by Borrower to Lender under the Loans, this Agreement and any other promissory note, loan agreement, lease agreement or other agreement, including any amendments, modifications, renewals, increases and extensions of any of the foregoing.

(h) Prime Interest Rate: The interest rate for “Bank prime loan” under the column entitled “Week Ending” for the Friday preceding the last Monday of a calendar month as reported in the Federal Reserve Statistical Release No. H.15 (519) issued by the Federal Reserve Board. In the event such Release is discontinued or modified to eliminate the reporting of a prime interest rate, then Lender will substitute, in its sole discretion, a comparable report or release of the prime interest rate published by a comparable source.

(i) Principal Balance: With respect to each Loan, the Total Amount Financed as set forth on the applicable Loan Supplement and the principal balance outstanding thereafter.

(j) Treasury Bill Rate: The average six month treasury bill rate under the column entitled “Treasury constant maturities” for the Friday preceding the last Monday of a calendar month as reported in the Federal Reserve Statistical Release No. H.15 (519). In the event such Release is discontinued or modified to eliminate the reporting of a rate for “Treasury constant maturities”, then Lender will substitute, in its sole discretion, a comparable report or release of rates for securities issued by the U.S. Treasury with comparable maturities published by a comparable source.

2. The Loans.

(a) Loans. Subject to the terms and conditions of this Agreement and upon the request of Borrower, Lender will make Loans to Borrower from time to time; provided, however, that (1) the aggregate Principal Balance of all Loans to Borrower outstanding at any time shall not exceed the Maximum Loan Amount, (2) the terms and conditions of all Loans will be subject to the terms and conditions of this Agreement and the applicable Loan Supplements, (3) the proceeds of each Loan will be used by Borrower to finance the acquisition of the Property for use in Borrower’s business in accordance with Paragraph 6(h) hereof, (4) as of the date of the Loan, no material adverse change in the financial condition or creditworthiness of Borrower and/or Guarantor has occurred, all representations and warranties of Borrower in this Agreement shall be true and correct, and no Event of Default or other event that with the passage of time or giving of notice would constitute an Event of Default shall have occurred, (5) Borrower’s request for a Loan will be subject to the prior written approval by Lender of the Loan based on Lender’s evaluation of the creditworthiness of the Borrower, (6) Lender may, in its sole discretion, decline to make a Loan to Borrower or may condition its approval of a Loan on the satisfaction of additional or modified conditions precedent or the agreement by Borrower to additional or modified terms and conditions of such Loan, and (7) Lender may, in its sole discretion, modify the Maximum Loan Amount upon written notice to Borrower. Each Loan will be evidenced by a Loan Supplement, the terms and conditions of which are incorporated herein by reference. Borrower will provide such Financial Information and other data requested by Lender in connection with any request for a Loan.

(b) Interest. Borrower will pay Lender interest on the outstanding Principal Balance of each Loan at the Applicable Interest Rate set forth in the Loan Supplement, calculated based on the actual number of days elapsed over a year of 360 days, but in no event at a rate of interest greater than that permitted by applicable law. The Applicable Interest Rate on all financing of limousines under the Lincoln-Mercury Limousine Program will be a fixed rate based on either the Prime Interest Rate or the Treasury Bill Rate, as specified in the applicable Loan Supplement, in effect on the date of such Loan Supplement. For all other financing of Collateral under this Agreement, the Applicable Interest Rate will be a fixed rate based on the Treasury Bill Rate in effect on the date of the Loan Supplement.

(c) Repayment. Borrower shall pay to Lender, or order, the total Principal Balance of each Loan, plus interest thereon at the Applicable Interest Rate, in accordance with the terms and conditions of the Loan Supplement and this Agreement. All payments will be applied first to accrued interest and then to the Principal Balance of the Loan. With respect to each item of Collateral, the outstanding Principal Balance and all accrued and unpaid interest shall be due and payable on the Maturity Date. Subject to the prior approval of Lender in its sole discretion, on or prior to the Maturity Date of a Loan Borrower may refinance the then outstanding Principal Balance of such Loan on mutually acceptable terms and conditions as set forth in a new Loan Supplement describing such Collateral and terms and conditions.

(d) Late Charges. If any installment of the Indebtedness is not paid within ten (10) days of when due, Borrower shall pay to Lender a late charge equal to five percent (5%) of the amount of such installment or the maximum amount permitted by law, whichever is less.

(e) Prior Loans. The terms and conditions of this Agreement shall apply to all loans previously made by Lender to Borrower pursuant to all outstanding Chassis Financing Security Agreements executed by Borrower and Lender (“Prior Loans”) providing for the financing of the property described therein. The Total Amount Financed (as defined in the applicable Chassis Financing Security Agreement) outstanding from time to time with respect to the Prior Loans shall be part of the Maximum Loan Amount and shall be included in the calculation of the Maximum Loan Amount outstanding from time to time. Borrower shall repay the Total Amount Financed in accordance with the terms and conditions of the applicable Chassis Financing Security Agreement: provided, however, that to the extent there is a conflict between the terms and conditions of this Agreement and a Chassis Financing Security Agreement with respect to any matter other than terms of repayment, the terms of this Agreement shall govern,

3. Term and Termination. Subject to the rights of Lender under Paragraph 7 to terminate this Agreement upon the occurrence of an Event of a Default, the term of this Agreement shall commence on the date hereof and shall continue until terminated by either Lender or Borrower upon at least thirty days prior written notice of the effective date of such termination (the “Termination Date”); provided, however, that the terms and conditions of this Agreement and the Obligations and Indebtedness arising prior to the Termination Date shall remain in effect until all Indebtedness has been paid in full and the Obligations have been fully performed.

4. Security. (a) As security for the payment of the Indebtedness and the performance of the Obligations, Borrower grants to Lender a security interest in the Collateral. This security interest shall survive termination of this Agreement until all Obligations have been fulfilled and all Indebtedness has been paid in full.

(b) Borrower may sell the Property or any item thereof at retail in the ordinary course of Borrower’s business; provided, however, that Borrower shall pay to Lender, at or before the time of sale of any item of Collateral, the outstanding Principal Balance with respect to such item of Collateral, together with interest thereon to the date of payment notwithstanding that prior demand for payment shall not have been made. Borrower shall receive and hold in trust all proceeds of the Collateral for Lender and shall immediately pay to Lender such proceeds, unless Lender shall otherwise direct in writing.

(c) Borrower’s use of the Property shall not impair the rights of Lender in the Collateral or impair or modify the Obligations. Borrower shall pay to Lender the outstanding Principal Balance relating to an item of Property if the Property is sold, lost or destroyed.

5. Representations and Warranties. In order to induce Lender to enter into this Agreement and to make the Loans to Borrower, Borrower represents and warrants to Lender that:

(a) Qualification. Borrower and Guarantor each are authorized and qualified to do business in every jurisdiction in which the nature of its business or properties makes such qualification necessary, and is in compliance with all laws, regulations, ordinances and orders of public authorities applicable to Borrower or Guarantor, as the case may be.

(b) Validity of Agreement. In accordance with all outstanding agreements and commitments of Borrower and its Articles or Certificate of Incorporation (if Borrower is a corporation), its Partnership Agreement (if Borrower is a partnership), or its Articles of Organization (if Borrower is a limited liability company), Borrower has the power and authority to borrow money from, and pledge its assets to, Lender and to execute and perform this Agreement; and Borrower has taken all steps necessary to ensure that this Agreement is and will take all steps necessary to ensure that the Loan Supplements are, legally valid and enforceable against Borrower in accordance with their terms and conditions, and will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower, except as contemplated by this Agreement. No consent or approval of any regulatory body to the execution, delivery and performance of this Agreement, any Loan Supplement or the transactions contemplated thereby is required by law.

(c) Financial Information. All balance sheets, statements of profit and loss and other financial data that have been given to Lender by or on behalf of Borrower or Guarantor (the “Financial Information”) are complete and correct in all material respects, accurately present the financial condition of Borrower and Guarantor as of the dates, and the results of their respective operations for the periods specified in the Financial Information, and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered thereby. There has been no change in the assets, liabilities or financial condition of either Borrower or Guarantor from that set forth in the Financial Information other than changes in the ordinary course of affairs, none of which changes has been materially adverse to Borrower or Guarantor.

(d) Litigation. Except as specifically disclosed to Lender by the Financial Information, there is not now pending against Borrower or Guarantor, nor to the knowledge of Borrower is there threatened, any action, suit or proceeding at law or in equity or before any administrative agency that could have a material adverse effect upon its financial condition or operations if adversely determined. No judgment, decree or order of any court or governmental or administrative agency or instrumentality has been issued against Borrower or Guarantor or which has or may have any material adverse effect on the business or financial condition of Borrower or Guarantor.

(e) Taxes. Borrower and Guarantor have each filed all federal, state, county, municipal and other income tax returns required to have been filed by them and have paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by them (except for such taxes and assessments which Borrower or Guarantor is contesting in good faith), and neither Borrower nor Guarantor knows of any basis for additional material assessment in respect of such taxes.

(f) Collateral. Borrower is the lawful owner of the Collateral free and clear of all security interests, liens, assignments and other encumbrances (the “Liens”), other than the security interest granted by Borrower to Lender, and Borrower has the right to convey a security interest in the Collateral to Lender under this Agreement.

6. Covenants. Until the entire Indebtedness shall have been paid in full and the Obligations fully performed, Borrower hereby covenants and agrees as follows:

(a) Compliance with Laws. Borrower shall preserve and keep in full force and effect its existence, rights, franchises and trade names; be duly authorized to carry on its business as now conducted; and, in all material respects to, comply with, conform to and obey all present and future laws, ordinances, rules, regulations, orders and requirements of public authorities, which may be applicable to such Borrower.

(b) Books and Records. Borrower shall maintain full and complete books of account and other records reflecting the results of Borrower’s operations, in accordance with generally accepted accounting principles applied on a consistent basis and shall permit any person designated by Lender, at reasonable times during normal business hours and as often as Lender may reasonably request, to inspect such books and records and to make extracts therefrom.

(c) Insurance. Borrower will maintain physical damage and liability insurance on the Collateral and its other property against loss by fire and such other hazards, casualties and contingencies and liability insurance covering bodily injury or damage to other property arising out of or in connection with the use, operation or ownership of the Property. Each such insurance policy will (1) insure Lender and Borrower as their interests may appear; (2) be issued by insurers acceptable to Lender in such form and in such amounts as Lender may require from time to time, but not less than the full replacement value of the Collateral, unless Lender has approved in writing Borrower’s self insurance for collision coverage, (3) designate Lender as both additional insured or loss payee regardless of any breach or violation by Borrower of any warranties, declarations or conditions contained in such policy; (4) require insurer to notify Lender promptly of any cancellation or material change to the policy for any reason and provide that such cancellation or change will not be effective as to Lender for twenty (20) days after receipt by Lender of such notice; and (5) require the approval of Lender to any adjustment of losses. Borrower will deliver to Lender copies of each such insurance policy upon the execution of this Agreement and copies of each renewal policy not less than thirty (30) days prior to the expiration of the original policy or preceding renewal policy, as the case may be, and receipt or other evidence that the premiums thereon have been paid.

(d) Periodic Financial Statements. At Lender’s request, Borrower shall furnish to Lender the following Financial Information in such detail as Lender may reasonably request:

(1) within fifteen (15) business days after the end of each month, or at such other frequency as Lender may reasonably request from time to time, the balance sheet of Borrower and Guarantor, prepared as of the end of such month and its statement of profit and loss for such month, each certified by Borrower and Guarantor, as the case may be, as having been prepared in accordance with accounting principles consistent with those reflected in the audited financial statements of Borrower and Guarantor and as to the truth, accuracy and completeness of the information contained therein; and

(2) within one hundred-twenty(120) days after the end of each fiscal year, or at such other frequency as Lender may reasonably request from time to time, a complete executed copy of a report of an examination of its financial statements made by independent, certified public accountants selected by Borrower and reasonably acceptable to Lender, such report to include a balance sheet and a statement of profit and loss for such year and an unqualified opinion to the effect that such balance sheet and statement of profit and loss fairly present, in all material respects, the financial condition of Borrower and the results of its operations in conformance with generally accepted accounting principles applied on a consistent basis, except as may be described in such opinion; and

(3) such other financial or other statements respecting the condition, operation and affairs of Borrower, Guarantor and their property.

(e) Actions, Claims, etc. Borrower shall promptly defend any action, proceeding or claim affecting Borrower, the Collateral or its other property and shall promptly notify Lender of the institution of any such action, proceeding or claim if the same could have a material adverse effect upon the financial condition or operations of Borrower if adversely determined. Borrower also shall promptly notify Lender of the occurrence of any other event the effect or outcome of which could have such a material adverse effect. Borrower indemnifies and holds Lender harmless from and against any claims and liability arising out of or in connection with the use, operation or ownership of the Collateral.

(f) Taxes. Borrower shall pay as and when the same shall become due and payable, all taxes, assessments, fees and charges of any kind whatsoever imposed upon Borrower or its property, and all claims which constitute, or if unpaid may become, a Lien upon any of its property, except for such taxes, assessments, fees and charges which Borrower is contesting its liability therefor in good faith.

(g) Inspection. As often as Lender may reasonably request, Borrower shall permit any person designated by Lender, at reasonable times during normal business hours, to audit and inspect the Collateral, the location of the Collateral and all books and records relating to the Collateral.

(h) Use of Collateral. In accordance with applicable law, Borrower has or will apply for a certificate of title to each item of the Property showing the security interest of Lender as soon as possible after purchase of the Property. Borrower shall use the Property for upfitting or modification by installing bodies and/or additional equipment and accessories thereto and may store and exhibit the Property for retail sale in the ordinary course of Borrower’s business. Borrower shall keep the Property brand new and shall not use or operate the Property for demonstration or otherwise, without Lender’s prior written consent, except as may be necessary to remove or transport the Property from a freight depot to the Borrower’s place of business. Further, Borrower shall not remove or permit the removal of any item of Property from the state of the garage location indicated in the applicable Loan Supplement or use or permit the use of the Property illegally or improperly. Borrower shall not remove or deface or permit to be removed or defaced the identifying manufacturer’s vehicle identification number on any item of Property. Borrower will keep the Property in good order and condition, and will defend Lender’s security interest in the Collateral against all demands and claims.

(i) Transfers, Acquisitions, Mergers. Borrower shall not (1) sell, transfer or otherwise dispose of any of Borrower’s assets, except in the ordinary course of business, (2) sell, transfer or otherwise dispose of any of Borrower’s interest in this Agreement or the Collateral, without Lender’s prior written consent, except as specifically allowed under the terms of this Agreement, (3) consolidate with or merge into any other business entity or permit any other business entity to consolidate with or merge into Borrower; (4) allow the sale, assignment, pledge or encumbrance or transfer to a third party of more than twenty percent (20%) of the voting stock, partnership interests or ownership interests (as the case may be) of Borrower. No transfer, renewal, extension or assignment of this Agreement or any interest hereunder, nor any loss or damage of the Property shall release Borrower from its obligations under this Agreement.

(j) Guaranties. Borrower shall not endorse, guaranty or become surety for the payment of any debt or obligation of any party, directly or contingently, except for (1) endorsements to checks and other negotiable instruments for deposit and collection, and (2) any guaranties executed by Borrower to Lender.

7. Events of Default and Remedies, (a) The term “Event(s) of Default” shall mean the occurrence or happening, from time to time, of any one or more of the following:

(1) Payment of Indebtedness. If Borrower defaults in the due and punctual payment of all or any portion of the Indebtedness as and when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise, and any such default shall continue for ten (10) days after written notice thereof by Lender to Borrower.

(2) Performance of Obligations. If Borrower defaults in the due observance or performance of any of the Obligations and such default shall not be curable, or if curable shall continue for twenty (20) days after written notice thereof from Lender to Borrower.

(3) Bankruptcy, Receivership, Insolvency, Etc. If voluntary or involuntary proceedings under the Federal Bankruptcy Code, as amended, or other federal or state insolvency, receivership, reorganization, dissolution, liquidation or similar law shall be commenced by or against Borrower or Guarantor, and it shall consent thereto or shall fail to cause the same to be discharged within sixty (60) days of the filing of such proceedings.

(4) False Representation. If any representation or warranty made by Borrower in, under or pursuant to this Agreement, any other agreement between Borrower and Lender, and/or any report, certificate, financial statement or other statement furnished to

Lender, shall prove to have been false or misleading in any material respect as of the date on which such representation or warranty was made.

(5) Default under Other Indebtedness. If Borrower defaults under any other indebtedness or obligation now or hereafter outstanding to any other creditor of Borrower.

(b) if an Event of Default shall occur, Lender may exercise any one or more of the remedies set forth below, in its sole discretion:

(1) Acceleration. Lender may declare the unpaid portion of the Indebtedness to be immediately due and payable, without further notice or demand, whereupon the same shall become due and payable.

(2) Exercise Right of Offset. Lender may offset and apply, in Lender’s sole discretion, any monies, credits or other proceeds or property of Borrower that have or may come into the possession or under the control of Lender against the Indebtedness. Lender may convert any such proceeds or property to cash in a commercially acceptable manner and deduct from the amount applied as an offset to the Indebtedness the reasonable and necessary cost of converting such proceeds or property to cash.

(3) Repossess the Collateral. Lender, personally, or by agents or attorneys, may enter upon any premises where the Property may be, repossess and sell the Property at public or private sale other otherwise dispose of the Property and apply the proceeds to, less all expenses, to the repayment of the Indebtedness, as Lender elects. At the request of Lender, Borrower shall assemble the Property and make it available to Lender at such place or places as Lender may reasonably request. Such repossession shall not affect the right of Lender to retain prior payments. Borrower shall pay Lender any balance of the Indebtedness then due and owing after such sale or other disposition, and Lender shall account to Borrower for any excess amount over the Indebtedness and the expenses of sale and repossession. Borrower further agrees to pay to Lender reasonable attorneys fees in an amount equal to fifteen percent (15%) of the unpaid aggregate balance of the Indebtedness upon default or such other amount as may be permitted by law if this Agreement is placed with an attorney other than an employee of Lender for collection.

(4) Exercise Other Remedies. Lender may exercise any remedy specifically granted to a secured party under the Uniform Commercial Code or now or hereafter existing in equity, at law, by virtue of statute or otherwise and may resort to any other security for the Loans in such order and manner as Lender may elect.

(c) Remedies Cumulative and Concurrent. The rights and remedies of Lender as provided in this Agreement shall be cumulative and in addition to any other right, remedy or power herein specifically granted or now or hereafter existing in equity, at law, by virtue of statute or otherwise and may be pursued separately, successively, concurrently, independently or together against Borrower or Guarantor, or each of them, or against other obligors or against the Collateral, or any one or more of them, at the sole discretion of Lender, and may be exercised as often as occasion therefore shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof, nor shall the choice of one remedy be deemed an election of remedies to the exclusion of other remedies. Acceptance of payments in arrears shall not waive or affect any Lender’s right with respect to any other payment or default or Lender’s right to accelerate the Indebtedness as herein provided. Lender’s waiver or agreement with respect to any past due payment, Event of Default or any other event shall not alter or affect Borrower’s obligations or Lender’s rights with respect to any other payment, Event of Default or event.

(d) Waiver. Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of any amounts due under this Agreement and the Loans, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of the amounts due under this Agreement and the Loans. Borrower waives (to the extent that the same may be waived) the benefit of all valuation, appraisement, exemption, stay of execution and redemption laws now or hereafter in effect.

(e) WAIVER OF RIGHT TO TRIAL BY JURY. TO FACILITATE EACH PARTY’S DESIRE TO RESOLVE DISPUTES IN AN EFFICIENT AND ECONOMICAL MANNER, EACH PARTY TO THIS AGREEMENT EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE LOANS, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

8. Miscellaneous.

(a) Further Assurances. Borrower, upon the reasonable request of Lender, will execute, acknowledge and deliver such further instruments (including, financing statements, estoppel certificates and declarations of no set-off) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purpose of this Agreement, to facilitate the assignment or transfer of this Agreement and to subject the Collateral to the security interests, as Lender elects.

(b) Notices. All notices, demands, requests and other communications required under this Agreement shall be in writing and shall be deemed to have been properly given if sent by U. S. first-class mail, postage prepaid, addressed to the party for whom it is intended at the addresses set forth below each party’s signature, as the case may be. Any party may designate a change of address by written notice to the other, given at least ten (10) business days before such change of address is to become effective.

(c) Lender’s Right to Perform the Obligations. Time is of the essence. If Borrower shall fail to make any payment or perform any act required by this Agreement, then Lender, upon lapse of any grace or notice periods and without further notice to or demand upon Borrower and without waiving or releasing any obligation or default, may make such payment or perform such act for the account of and at the expense of Borrower, as Lender elects. All reasonable and necessary sums so paid by Lender, and all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses so incurred together with interest thereon, shall constitute additions to the Indebtedness secured by this Agreement, and shall be paid by Borrower to Lender, on demand.

(d) Severability. If any provision of this Agreement is prohibited by, or is unlawful or unenforceable under, or any one or more of the Obligations is invalid, illegal or unenforceable in any respect under, any applicable law of any jurisdiction, such provision or Obligation shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions of this Agreement; provided, however, that any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction; and provided, further, that where the provisions of any such applicable law may be waived, they hereby are waived by Borrower to the full extent permitted by law to the end that this Agreement shall be deemed to be valid and binding in accordance with its terms.

(e) Modification. The terms and conditions of this Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is asserted, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Borrower in any event not specifically required of Lender hereunder shall not entitle Borrower to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

(f) Survival of Warranties and Covenants. The warranties, representations, covenants and agreements set forth in this Agreement shall survive the making of the Loan and the execution and delivery of this Agreement, and shall continue in full force and effect until the Indebtedness shall have been paid in full.

(g) Applicable Law. This Agreement shall be deemed to have been made under, and shall be governed by and construed according to the laws of the state of Borrower’s chief executive office as indicated below, including matters of construction, validity and performance.

(h) Loan Expenses. Borrower shall pay all costs and expenses in connection with the preparation, execution, delivery and performance of this Agreement and all other agreements and instruments executed in connection herewith, including without limitation reasonable fees and disbursements of its and Lender’s counsel and recording costs and expenses.

(i) Headings, Etc. The article headings and the section and subsection captions are inserted for convenience or reference only and shall in no way alter or modify the text of such articles, sections and subsections. All references herein to articles, sections, sub-sections, paragraphs, clauses and other subdivisions refer to the corresponding articles, sections, sub-sections, paragraphs, clauses and other subdivisions of this Agreement; and the words “herein”, “hereof”, “hereby”, “hereto”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular article, section, sub-section, paragraph, clause or other subdivision hereof. Whenever used, the singular number shall include the plural, the plural shall include the singular.

(j) Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of Borrower and Lender.

(k) No Representations by Lender. By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, including without limitation any insurance policy, balance sheet, profit or loss statement, financial statement, Intangible or agreement, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of such document, or of any term, provision or condition thereof.

(l) Entire Agreement. This Agreement, the Loan Supplements that are now or hereafter attached hereto and the other documents executed by Borrower, Guarantor and/or Lender in connection with this Agreement constitute the sole and entire agreement of the parties with respect to the subject matter hereof.

(m) Assignment. Borrower may not assign this Agreement, the Loan Supplements or any right hereunder, in whole or in part, without the prior written consent of Lender. Lender may, at any time, without notice to Borrower, mortgage, grant a security interest in or otherwise transfer, sell or assign all or any part of its interest in this Agreement, any Loan Supplement or amounts due or to become due hereunder, subject to Borrower’s rights under the terms and conditions of this Agreement and any applicable Loan Supplement

IN WITNESS WHEREOF, Borrowers and Lender have executed this Agreement as of the date set forth above intending to be legally bound hereby.

LENDER:		BORROWER:

FORD MOTOR CREDIT COMPANY		SPRINGFIELD COACH INDUSTRIES CORPORATION, INC.

By	/s/ MICHAEL AVERS	By	/s/ FRANCIS O’ DONNELL
Its	BRANCH MANAGER	Its	PRESIDENT

/s/ SUSAN WEISMAN
Secretary

Address for Notice:	Address for Notice/Chief Executive Office:

3010 HIGHLAND PKWY SUITE 200	1903 N BARNES AVE.

DOWNERS GROVE IL 60515	SPRINGFIELD MO 65803